SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2007
(Date of Earliest Event Reported)

HAMMONDS INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENTOF A REGISTRANT

On August 15, 2007, Hammonds Industries, Inc. (the “Registrant”, (the “Borrower“) entered into a Loan Letter Agreement with Vision Opportunity Master Fund (VOMF) pursuant to which VOMF loaned the Registrant the sum of $1,000,000 under a short-term promissory note (the “Note”). The Loan Letter Agreement and Note, which are exhibits to this Current Report, provide that the Registrant is obligated to repay in full the entire principal balance of the loan on a date (the "Maturity Date") the earlier of: (i) September 30, 2007; (ii) the consummation of the Proposed Financing, as defined below; or (iii) the acceleration of the obligations as provided in the Note.

If on the Maturity Date, the Proposed Financing has not been consummated, the Registrant is obligated to repay VOMF an aggregate amount of $1,100,000 in satisfaction of the obligations evidenced by the Note. In the event the Registrant fails to pay such amount in full on the Maturity Date, then to the extent permitted by law, the Registrant will pay interest on such amount to VOMF, payable on demand, from the date of the Event of Default until payment in full at the rate of fifteen percent (15%) per annum.

At the Maturity Date, the outstanding principal amount of this Note plus all accrued but unpaid interest shall be due and payable in cash. Notwithstanding the foregoing, if the Maturity Date arises due to the consummation of a private placement of the Borrower’s equity securities, including, without limitation, any restructuring or modification to currently outstanding securities (the “Proposed Financing”), the outstanding principal amount of this Note may, at the holder’s sole option, be converted or exchanged into the equity securities of the Borrower issued pursuant to the Proposed Financing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-k or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
4(v)1	Loam Agreement between the Registrant and VOMF dated August 15, 2007
4(v)2	Promissory Note between the Registrant and VOMF dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hammonds Industries, Inc.
By: /s/ Daniel Dror, Chief Executive Officer

Date: September 5, 2007